                                                                    EXHIBIT 4.13


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                   California Petroleum Transport Corporation


                                      and


                      CalPetro Tankers (Bahamas I) Limited



                      ___________________________________


                              TERM LOAN AGREEMENT

                          Dated as of ________ 1, 1995

                      ___________________________________



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               Table Of Contents


                                   ARTICLE I

                                  DEFINITIONS


                                   ARTICLE II

                                 THE TERM LOAN
                                                                           Page

Section 2.01    The Term Loan..............................................  2
Section 2.02    Interest...................................................  3
Section 2.03    Repayment of Principal.....................................  3
Section 2.04    Mandatory Prepayment of the Term Loan......................  3
Section 2.05    Voluntary Prepayment of the Term Loan......................  3
Section 2.06    Maximum Interest Rate......................................  3
Section 2.07    Manner of Payment..........................................  4
Section 2.09    Transfer of Loan Agreement.................................  4
Section 2.10    Joint and Several Obligation...............................  4
Section 2.11    Non-Recourse Obligations...................................  4

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE OWNER

Section 3.01    Organization, Power and Status of the Owner................  5
Section 3.02    Authorization; Enforceability; Execution and Delivery......  5
Section 3.03    No Conflicts; Laws and Consents; No Default................  5
Section 3.04    Governmental Approvals.....................................  6
Section 3.05    Litigation.................................................  6
Section 3.06    Taxes......................................................  6

                                   ARTICLE IV

                              CONDITION PRECEDENT

Section 4.01    Condition Precedent........................................  6

                                   ARTICLE V

                             COVENANTS OF THE OWNER

Section 5.01    Payment of Principal and Interest; Payment of Taxes........  6
Section 5.02    Corporate Existence........................................  6
Section 5.03    Performance of Obligations.................................  7
Section 5.04    Activities of the Owners...................................  7
Section 5.05    No Bankruptcy Petition.....................................  7
Section 5.06    Other Debt.................................................  7
Section 5.07    Guarantees, Loans, Advances and Other Liabilities..........  8
Section 5.08    Consolidation, Merger and Sale of Assets...................  8
Section 5.09    Capital Expenditures.......................................  8
Section 5.10    Books and Records..........................................  8
Section 5.11    Restricted Payments........................................  8
Section 5.12    Acceptable Replacement Charter.............................  8
Section 5.13    Provision of Reports and Information.......................  9

                                   ARTICLE VI

                          EVENTS OF DEFAULT; REMEDIES

Section 6.01    Events of Default..........................................  9
Section 6.02    Enforcement of Remedies.................................... 10
Section 6.03    Acceleration of Term Loan.................................. 10
Section 6.04    Specific Remedies.......................................... 11
Section 6.05    Rights and Remedies Cumulative............................. 12
Section 6.06    Restoration of Rights and Remedies......................... 12
Section 6.07    Waiver of Past Defaults.................................... 13

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

Section 7.01    Amendment.................................................. 13
Section 7.02    Severability............................................... 13
Section 7.03    Notices.................................................... 13
Section 7.04    Consent to Jurisdiction.................................... 13
Section 7.05    Captions................................................... 14
Section 7.06    Governing Law.............................................. 14
Section 7.07    No Partnership............................................. 14
Section 7.08    Counterparts............................................... 14
Section 7.09    Survival................................................... 14

Section 7.10    Integration................................................ 14
Section 7.11    Reproduction of Documents.................................. 14
Section 7.12    Successors and Assigns; Assignment......................... 15
Section 7.13    General Interpretive Principles............................ 15
Section 7.14    Effective Date of Transaction.............................. 15

          Term Loan Agreement, dated as of _________ 1, 1995 (the "Loan Agreement"), between California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware (the "Lender") and CalPetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of the Bahamas (the "Owner").

                             PRELIMINARY STATEMENT

          The Owner has requested that the Lender make a loan to the Owner in the aggregate principal amount equal to $____________ (the "Term Loan"). Concurrently herewith, the Owner is requesting that the Lender make a series of loans to the Owner in the aggregate principal amount equal to $____________ (collectively, the "Serial Loans"). The net proceeds of the Serial Loans and the Term Loan will be used by the Owner to acquire the m.t. _________ (the "Vessel") from Chevron Transport Corporation (the "Initial Charterer"). The Vessel will be bareboat chartered to the Initial Charterer pursuant to the Bareboat Charter (the "Initial Charter"), dated as of the date hereof, between the Owner and the Initial Charterer. As collateral security for its obligations hereunder, the Owner will assign, pledge, mortgage and grant to the Lender a security interest in, inter alia, the Vessel, the Initial Charter and the earnings and insurances of the Vessel.

          The Lender is willing to make the Term Loan to the Owner pursuant to this Loan Agreement upon the terms and subject to the conditions contained herein:

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Lender hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Capitalized terms used in this Loan Agreement shall have the meanings assigned to such terms in Schedule 1 to this Loan Agreement, and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                                 THE TERM LOAN

          Section 2.01  The Term Loan.  The Lender agrees upon the terms and
                        -------------
subject to the conditions hereof to make the Term Loan to the Owner on the Closing Date in the initial principal amount of $___________.


          Section 2.02  Interest.  Interest on the outstanding principal balance
                        --------
of the Term Loan shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the ___% (the "Interest Rate"). Interest shall be payable in arrears on each Payment Date. If the Owner shall default in the payment of the principal of, or interest on the Term Loan or any other amounts becoming due thereunder, the Owner shall, on demand, pay interest on such unpaid amounts, to the extent permitted by applicable law, during the Default Period at a rate per annum equal to the Default Rate.

          Section 2.03  Repayment of Principal.  Principal on the Term Loan
                        ----------------------
shall be payable on each Payment Date commencing the First Principal Payment Date in the amounts set forth in Schedule 2 set forth hereto; provided, however, if the Initial Charterer terminates the Initial Charter on an Optional Termination Date, then Principal on the Term Loan shall be payable on each Payment Date commencing on the next Payment Date on which Principal is due in the amounts set forth in Schedule 3-A, Schedule 3-B, Schedule 3-C and Schedule 3-D, as applicable.

          Section 2.04  Mandatory Prepayment of the Term Loan.  (a)  In the
                        -------------------------------------
event the Vessel is a Total Loss, the Owner shall prepay the outstanding principal balance of the Term Loan on the Loss Date, together with an amount equal to all accrued interest thereon to but not including the Loss Date; provided, however, in the event the Total Loss Proceeds are in an amount less than the sum of the outstanding principal balance of the Term Loan and the Serial Loans, together with an amount equal to all accrued interest thereon to but not including the Loss Date, then the Owner shall prepay the outstanding principal balance of the Term Loan and the Serial Loans, together with an amount equal to all accrued interest thereon to but not including the Loss Date, pro rata, in accordance with their respective outstanding principal balances.

          (b) In the event the Vessel is sold pursuant to Section 5.12, the Owner shall use the entire net proceeds of such sale to prepay the outstanding principal balance of the Term Loan. Such prepayment shall be in full and complete satisfaction of the Owner's obligations hereunder.

          Section 2.05  Voluntary Prepayment of the Term Loan.  The Term Loan is
                        -------------------------------------
not subject to voluntary prepayment by the Owner prior to ________, 2005. Thereafter, with the prior written consent of the Lender, the Owner may prepay the Term Loan, in whole or in part, together with all interest accrued and unpaid thereon.

          Section 2.06  Maximum Interest Rate.  Nothing herein shall require the
                        ---------------------
Owner to pay interest at a rate exceeding the maximum rate permissible by applicable law. If the Interest Rate payable by the Owner on any date would exceed the maximum rate permissible by applicable law, the Interest Rate shall automatically be reduced to such maximum permitted amount. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of principal of the Term Loan.

          Section 2.07  Manner of Payment.  (a)  All payments due to the Lender
                        -----------------
under this Loan Agreement shall be made without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment or counterclaim.

          (b) Whenever any payment to the Lender under this Loan Agreement shall be due on a day other than a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment under this Loan Agreement is extended, such payment shall bear interest for such extended period at the applicable Interest Rate.

          (c) Any payment received by the Lender hereunder shall be applied as follows: first, toward the payment of interest on overdue payments at the
         -----
Default Rate, then due and payable; second, toward the payment of all interest
                                    ------
then due and payable on the Term Loan; third, toward the payment of the
                                       -----
principal then due and payable on the Term Loan due on the related Payment Date (or, if the payment relates to the mandatory prepayment of the Term Loan pursuant to Section 2.04, pro rata, in accordance with the outstanding principal balance of the Term Loan and the Serial Loans then outstanding); and fourth,
                                                                     ------
toward any unpaid expenses of the Lender in connection with this Loan Agreement or any other Security Documents.

          (d) Payment of sums due under the provisions of this Loan Agreement shall be made by wire transfer to the Lender's nominated bank and receipt of such wire transfer by such bank by 10:00 a.m. New York time on the due date for payment.

          Section 2.09  Transfer of Loan Agreement.  This Loan Agreement, and
                        --------------------------
the right to receive all payments of principal, interest and any other amounts hereunder, may be transferred by the Lender only upon surrender thereof of this Loan Agreement to the Owner (except to the Collateral Trustee pursuant to the Collateral Trust Agreement). The Owner shall, upon such surrender, accompanied by a written request of the Lender, execute and deliver in replacement thereof a new Loan Agreement with the Lender's transferee.

          Section 2.10  Joint and Several Obligation.  In consideration of the
                        ----------------------------
Other Owners agreeing to be jointly and severally liable with the Owner for all the Owner's obligations and liabilities hereunder and under the Serial Loan Agreement, the Owner hereby covenants and agrees with the Lender that the Owner will be jointly and severally liable with the Other Owners on the Other Loans, but only to the extent of the proceeds received by the Lender (or the Lender's successors and assigns) from the Lender's right, title and interest in and to the Collateral.

          Section 2.11  Non-Recourse Obligations.  The Lender, and any
                        ------------------------
subsequent assignee or transferee of this Loan Agreement, hereby agrees that the Owner has and shall have no personal liability or obligation with respect to the payment of the Term Loan, the Serial Loans or the Other Loans, and that the Term Loan, the Serial Loans and the Other Loans are payable solely from the proceeds received by the Lender (or the Lender's successors and assigns) from the Lender's right, title and interest in and to the Collateral.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE OWNER

          The Owner hereby represents and warrants to the Lender as follows:

          Section 3.01  Organization, Power and Status of the Owner.  The Owner
                        -------------------------------------------
(a) is a corporation duly formed, validly existing and in good standing under the laws of The Bahamas and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

          Section 3.02  Authorization; Enforceability; Execution and Delivery.
                        -----------------------------------------------------
(a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Loan Agreement and each other Security Document to which it is a party.

          (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Loan Agreement and each other Security Document to which it is a party, in each case has been duly and effectively taken; and the execution, delivery and performance of this Loan Agreement and each such other Security Document does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

          (c) This Loan Agreement and each other Security Document to which the Owner is a party has been duly executed and delivered by it. Each of this Loan Agreement and each other Security Document to which the Owner is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof.

          Section 3.03  No Conflicts; Laws and Consents; No Default.  (a)
                        -------------------------------------------
Neither the execution, delivery and performance of this Loan Agreement and each other Security Document to which the Owner is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any Requirement of Law applicable to the Owner or any of the Collateral, (ii) constitutes a default under any Security Document or (iii) results in the creation or imposition of any Lien on any of the Collateral (other than the Lien created by any of the Security Documents) or results in the acceleration of any obligation.

          (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Loan Agreement and all other Security Documents.

          Section 3.04  Governmental Approvals.  All Governmental Approvals
                        ----------------------
which are required to be obtained in the name of the Owner in connection with
(a) the construction, operation and maintenance of the Vessel and (b) the execution, delivery and performance by the Owner of this Loan Agreement and the Security Documents have been obtained and are in effect on the Closing Date.

          Section 3.05  Litigation.  There are no actions, suits or proceedings
                        ----------
at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of any of the Owner with respect to this Loan Agreement and any other Security Document.

          Section 3.06  Taxes.  The Owner has filed, or caused to be filed, all
                        -----
tax and information returns that are required to have been filed by it in any jurisdiction and has paid, or caused to be paid, all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, including, without limitation, any taxes payable by the Owner with respect to its Vessel and its interest in the Initial Charter, to the extent the same have become due and payable.

                                   ARTICLE IV

                              CONDITION PRECEDENT

          Section 4.01  Condition Precedent.  The obligation of the Lender to
                        -------------------
make the Term Loan hereunder is subject to the issuance of the Securities by the Lender under the Indentures.

                                   ARTICLE V

                             COVENANTS OF THE OWNER

          The Owner hereby covenants and agrees that so long as this Loan Agreement remains outstanding:

          Section 5.01  Payment of Principal and Interest; Payment of Taxes.
                        ---------------------------------------------------
(a) The Owner will duly and punctually pay the principal of and interest on the Term Loan in accordance with the terms of this Loan Agreement.

          (b) The Owner will take all actions as are necessary to insure that all taxes and governmental claims, if any, in respect of the Owner's activities and assets are promptly paid.

          Section 5.02  Corporate Existence.  (a) The Owner will keep in full
                        -------------------
effect its existence, rights and franchises as a corporation under the laws of The Commonwealth of the Bahamas, and will obtain and preserve its qualification as a foreign entity in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Loan Agreement and any of the other Security Documents to which it is a party.

          (b) The Owner shall not amend its Memorandum of Association or Articles of Association without the prior written consent of the Lender.

          Section 5.03  Performance of Obligations.  The Owner will not take, or
                        --------------------------
fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person's covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument, except as expressly permitted in this Loan Agreement.

          Section 5.04  Activities of the Owners.  The Owner shall not engage in
                        ------------------------
any activities other than (i) to enter into, or become a party to, a Purchase Agreement with the Initial Charterer for the Vessel, (ii) to register the Vessel under and pursuant to the laws of the Registration Jurisdiction, (iii) to enter into, or become a party to, the Initial Charter with the Initial Charterer and any additional charters or contracts of affreightment occasioned by the termination of the Initial Charter, (iv) to borrow the Term Loan and the Serial Loans from the Lender and to become jointly and severally liable with the Other Owners on the Other Loans, (v) to assign, grant, transfer, pledge, mortgage or convey its Vessel and its freights and earnings to the Lender, (vi) to enter into, perform its obligations under, and perform any other activities contemplated by, the Loan Agreements, the Mortgage, the Initial Charter, the Assignment of Earnings and Insurances, the Assignment of Charter, the Management Agreement, the Issue of One Debenture, the Assignment of Management Agreement and the Assignment of Purchase Agreement and (vii) to engage only in those activities, including the entering into performing and/or delivering any and all applications, licenses, agreements, necessary, suitable or convenient to accomplish the foregoing or incidental thereto or connected therewith.

          Section 5.05  No Bankruptcy Petition.  The Owner shall not (i)
                        ----------------------
commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (iii) make a general assignment for the benefit of creditors, or (iv) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

          Section 5.06  Other Debt.  The Owner shall not after the Closing Date,
                        ----------
contract for, create, incur, assume or suffer to exist any indebtedness other than the Serial Loans, except (i) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to Section 5.04 hereof and (ii) indebtedness contemplated by this Loan Agreement or any of the other Security Documents.

          Section 5.07  Guarantees, Loans, Advances and Other Liabilities.  The
                        -------------------------------------------------
Owner shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring payment or performance on any obligation of another Person or such Person's capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person except the Owner's obligations as under the Other Loans.

          Section 5.08  Consolidation, Merger and Sale of Assets.  The Owner
                        ----------------------------------------
shall not consolidate with, or merge with or into, any other Person or convey or transfer to any Person all or any part of the Collateral.

          Section 5.09  Capital Expenditures.  The Owner shall not make any
                        --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty) other than for the purchase of its Vessel.

          Section 5.10  Books and Records.  The Owner shall at all times keep
                        -----------------
proper books and records of all of its business and financial affairs in accordance with generally accepted accounting principles, as in effect on the date hereof in the jurisdiction in which its chief executive office is located. The Owner shall keep books of account or records concerning its accounts, inventory, contract rights, equipment and proceeds at its offices located at United House, 14-16 Nelson Street, Douglas, Isle of Man.

          Section 5.11  Restricted Payments.  Prior to the First Principal
                        -------------------
Payment Date, the Owner shall not make any Restricted Payment. On and after the First Principal Payment Date, the Owner may make a Restricted Payment if (a) no default under the Mortgage shall have occurred and be continuing, (b) the Serial Notes shall have been repaid in full and (c) the Vessel shall be on charter to the Initial Charterer or under an Acceptable Replacement Charter to a charterer whose unsecured credit ratings from the Rating Agencies are at least equal to the respective unsecured ratings of Chevron and the terms of such charters shall be at least sufficient to pay in full all of the remaining payments of principal and interest outstanding on the Term Loan.

          Section 5.12  Acceptable Replacement Charter.  (a) In the event the
                        ------------------------------
Initial Charterer terminates the Initial Charter, the Owner shall cooperate with the Manager and the Trustee to locate an Acceptable Replacement Charter. In the event an Acceptable Replacement Charter is available the Owner shall enter into such Acceptable Replacement Charter and assign all of its right, title and interest in, to and under such Acceptable Replacement Charter to the Lender as collateral for the Owner's obligations hereunder.

          (b) In the event an Acceptable Replacement Charter is not available, the Owner shall instruct the Manager to solicit bids for the sale of the Vessel. In the event the Manager notifies the Owner that the Manager has obtained a cash bid that results in the realization of net proceeds in an amount that is equal to or greater than the outstanding principal balance of the Term Loan, together with accrued interest thereon, the Owner shall execute any and all documents, instruments and agreements necessary or advisable to effectuate the sale that would result in the greatest cash net proceeds.

          (c) If no bid meets the requirements set forth in Section 5.12(b) hereof, then the Owner shall consult with the Manager and the Trustee pursuant to the Management Agreement and consider bids regarding the disposition of the Vessel. If the Lender, or the Lender's assignee, consents in writing, the Owner shall accept the highest bid available for the sale of the Vessel. If the Lender, or the Lender's assignee, does not so consent, the Owner shall recharter the Vessel pursuant to a charter that the Manager, in its sole discretion, deems appropriate so long as (i) such charter is an arms' length agreement, (ii) the charterhire payable thereunder during the term thereof is an amount sufficient to (A) make the mandatory sinking fund payments, together with all interest payable thereon, due on the Term Mortgage Notes, (B) pay Recurring Fees and Taxes for such Vessel, (C) to pay the Management Fees and Technical Advisor's Fees for such Vessel and (D) to pay the amount of fees and expenses of the Indenture Trustee and Collateral Trustee allocable to such Vessel and (iii) such charter terminates no later than ___________, 2014.

          Section 5.13  Provision of Reports and Information.  The Owner shall
                        ------------------------------------
provide to the Lender any and all information and reports required to be furnished or provided by it pursuant to the Act.

                                   ARTICLE VI

                          EVENTS OF DEFAULT; REMEDIES

          Section 6.01  Events of Default.  Any one or more of the following
                        -----------------
events shall constitute an Event of Default:

          (a) if the Owner shall default in the making of any payment of all or any part of the principal of, interest on, or other amount or charge due under this Loan Agreement, whether at the stated maturity thereof or at any date fixed for payment by acceleration, by notice of prepayment or otherwise, and the continuance of such default for a period of two Business Days after the due date therefor;

          (b) if the Owner shall default in the performance or observance of any covenant contained in Sections 5.02, 5.03, 5.10 and 5.12 of this Loan Agreement, and the continuance of such default for a period of 30 days after written notice thereof by the Lender;

          (c) if the Owner shall default in the performance or observance of any covenant contained in Article V hereof (other than Sections 5.01, 5.02, 5.03,
5.10 and 5.12 of this Loan Agreement);

          (d) if any representation or warranty made by the Owner herein, in any Security Document or in any document or certificate furnished by the Owner in connection herewith or therewith or pursuant hereto or thereto shall at any time prove to have been false, incorrect or misleading in any material respect at the time made or deemed to be made;

          (e) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Owner and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

          (f) The Owner shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such party or of or relating to all or substantially all of such party's property;

          (g) The Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (h) if an Event of Default as defined in the Mortgage shall occur and be continuing.

          Section 6.02  Enforcement of Remedies. After an Event of Default shall
                        -----------------------
have occurred and be continuing, then and in every such case the Lender may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article and any of the other Security Documents, and to the extent permitted by applicable law, may, provided the Lender pursuant to
Section 6.03 hereof shall have declared the unpaid principal amount of the Term Loan immediately due and payable, take possession of all or any part of the Collateral and may exclude the Owner and all Persons claiming under it wholly or partly therefrom.

          Section 6.03  Acceleration of Term Loan.  Upon the occurrence and
                        -------------------------
during the continuance of an Event of Default hereunder, the Lender may declare the unpaid principal amount of the Term Loan, together with accrued interest thereon to be immediately due and payable, upon which declaration such principal amount and such accrued interest shall immediately become due and payable without further act or notice of any kind.

          Section 6.04  Specific Remedies.  Upon the occurrence and during the
                        -----------------
continuance of an Event of Default and provided that the Lender pursuant to
Section 6.03 hereof shall have declared the unpaid principal amount of the Term Loan immediately due and payable:

          (a) At the request of the Lender, the Owner shall promptly execute and deliver to the Lender such instruments and other documents as the Lender may deem necessary or advisable to enable the Lender or an agent or representative designated by the Lender, at such time or times and place or places as the Lender may specify, to obtain possession of all or any part of the Collateral to which possession the Lender shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Lender, the Lender may obtain a judgment conferring on the Lender the right to such possession immediately and requiring the Owner to deliver such instruments and documents to the Lender, to the entry of which judgment the Owner hereby specifically consents.

          (b) The Lender may proceed to enforce the rights of the Lender by directing payment to it of all monies payable under any agreement or undertaking constituting a part of the Collateral, by proceedings in any court of competent jurisdiction for the appointment of a receiver or for sale of all or any part of the Collateral possession to which the Lender shall at the time be entitled hereunder or for foreclosure of such Collateral, and by any other action, suit, remedy or proceeding authorized or permitted by this Loan Agreement or by law or by equity, and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Lender asserted or upheld in any bankruptcy, receivership or other judicial proceedings.

          (c) The Lender shall be entitled to set-off against and withdraw all amounts constituting a part of the Collateral and to apply the same as follows:

     First: To the payment of all reasonable expenses and charges, including the expenses of any taking, attorney's fees, court costs and other expenses or advances made or incurred by the Lender in connection with the ascertainment or protection of its rights and the pursuance of its remedies hereunder or under any of the Security Documents (including, without limitation, the reasonable fees and disbursements of counsel);

     Second: To the payment of all amounts due to the Lender in respect of taxes, indemnities, fees, expenses, premiums, purchase of liens or otherwise under the provisions hereof or under any of the Security Documents;

     Third: To the payment of interest on the Serial Loans and Term Loan, pro rata, in accordance with their respective outstanding balances;

     Fourth: To the payment of principal on the Serial Loans and the Term Loan, pro rata, in accordance with their respective outstanding balances;

     Fifth: To the payment of any amount due and owing under the Other Loans, pro rata, in the event of an acceleration of the principal amount of such Other Loans; and

     Sixth: To the payment of any surplus thereafter remaining to the Owner or whomsoever may be lawfully entitled thereto.

          (d) Without limiting the foregoing, the Lender, its assigns and its legal representatives shall have all the remedies of a secured party under applicable law and such further remedies as from time to time may hereafter be provided pursuant to such law for a secured party. In exercising its power of sale, the Lender shall be entitled to add to the Term Loan any and all of the Lender's expenses. In exercising its power of sale under this Loan Agreement, the Lender may sell such portion of the Collateral or any part thereof, either as one unit or in separate units, all as the Lender may in its discretion elect; and the Lender may so sell the aforesaid properties, rights and interests or any part thereof either separately from or together with the whole or any part of other property which may constitute security for any obligation with respect to the Term Loan, all as the Lender may in its discretion elect.

          Section 6.05  Rights and Remedies Cumulative.  Each and every right,
                        ------------------------------
power and remedy herein specifically given to the Lender under this Loan Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lender, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lender in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

          Section 6.06  Restoration of Rights and Remedies.  In case the Lender
                        ----------------------------------
shall have proceeded to enforce any right, power or remedy under this Loan Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then and in every such case the Owner and the Lender shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Lender shall continue as if no such proceedings had been taken.

          Section 6.07  Waiver of Past Defaults.  Any past default hereunder
                        -----------------------
with respect to the Term Loan or its consequences may be waived by the Lender. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Loan Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          Section 7.01  Amendment.  This Loan Agreement may be amended from time
                        ---------
to time by written agreement signed by the parties hereto.

          Section 7.02  Severability.  If any provision of this Loan Agreement
                        ------------
is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Loan Agreement contained, shall not affect the remaining portions of this Loan Agreement, or any part thereof.

          Section 7.03  Notices.  All demands, notices and communications
                        -------
hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Lender, at the following address: c/o JH Management Corporation, Room 6/9, One International Place, Boston, Massachusetts 02110-2624, (b) in the case of the Owner, at the following address: United House, 14-16 Nelson Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

          Section 7.04  Consent to Jurisdiction.  Any legal suit, action or
                        -----------------------
proceeding against the Owner arising out of or relating to this Loan Agreement, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York and the Owner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of process on the Owner. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Loan Agreement shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment.

          Section 7.05  Captions.  The captions or headings in this Loan
                        --------
Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

          Section 7.06  Governing Law.  This Loan Agreement shall be governed by
                        -------------
and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

          Section 7.07  No Partnership.  Nothing herein contained shall be
                        --------------
deemed or construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

          Section 7.08  Counterparts.  This Loan Agreement may be executed in
                        ------------
any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

          Section 7.09  Survival.  The representations, covenants and agreements
                        --------
contained in or made pursuant to this Loan Agreement in respect of either party hereto shall survive the execution and delivery of this Loan Agreement and shall continue in effect so long as such party's obligations hereunder remain outstanding.

          Section 7.10  Integration.  This Loan Agreement and the Schedule and
                        -----------
Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

          Section 7.11  Reproduction of Documents.  This Loan Agreement and all
                        -------------------------
documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          Section 7.12  Successors and Assigns; Assignment.  This Loan Agreement
                        ----------------------------------
shall be binding upon and inure to the benefit of the Owner and the Lender and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. Subject to Section 2.09 hereof, the Lender, at its sole option, shall have the right to assign this Loan Agreement, the Serial Notes, the Security Documents and any of its rights and interest hereunder and thereunder.

          Section 7.13  General Interpretive Principles.  For purposes of this
                        -------------------------------
Loan Agreement except as otherwise expressly provided or unless the context otherwise requires:

          (a) the defined terms in this Loan Agreement shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

          (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Loan Agreement;

          (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Loan Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          Section 7.14  Effective Date of Transaction.  Notwithstanding the fact
                        -----------------------------
that this Loan Agreement is dated as of __________ 1, 1995, the transactions set forth herein shall not be effective until the Closing Date.

          IN WITNESS WHEREOF, the Owner and the Lender have caused this Loan Agreement to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.


                                         CALIFORNIA PETROLEUM TRANSPORT
                                         CORPORATION, as Lender


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________



                                         CALPETRO TANKERS (BAHAMAS I) LIMITED,
                                         as Owner


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                   SCHEDULE 1

                    DEFINED TERMS USED IN THE LOAN AGREEMENT

     "Act" means the United States Securities Act of 1933, as amended.

     "Acceptable Replacement Charter" means any replacement charter which satisfies each of the following requirements: (i) the charter is a bareboat charter and requires that the charterer thereunder "gross up" charterhire payments to indemnify and hold the Holders of the Securities harmless from any withholding tax imposed on the charterhire payments or on the payments on the Securities; (ii) the charterhire payments payable during the non-cancelable term of such replacement charter, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the receipt of the Termination Payment and (3) all fees and expenses incurred in connection with the rechartering of the Vessel, provide sufficient funds for the payment in full when due of (A) the outstanding principal balance of the Term Loan and interest thereon in accordance with the revised schedule of principal payments, that is applicable upon termination of the related Initial Charter,
(B) the amount of Recurring Fees and Taxes for such Vessel, (C) the amount of Management Fees and Technical Advisor's Fees for such Vessel, (D) the amount of fees and expenses of the Indenture Trustee, the Collateral Trustee and the Designated Representative allocable to such Vessel and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses (B), (C) and (D) above for miscellaneous or unexpected expenses; and
(iii) the Rating Agencies shall have confirmed in writing to the Trustee that the terms and conditions of such proposed charter will not result in the withdrawal or reduction of the then current ratings of the Term Mortgage Notes.

     "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Assignment of Charter" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, together with the documents contemplated thereby, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Initial Charter.

     "Assignment of Earnings and Insurances" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Closing Date) with respect to the Vessel.

     "Assignment of Guarantee" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the

Owner assigns to the Lender all of its right, title and interest in, to and under the Chevron Guarantee.

     "Assignment of Management Agreement" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Management Agreement to secure its obligations under the Loan Agreements.

     "Assignment of Purchase Agreement" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Purchase Agreement to secure its obligations under the Loan Agreements.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in the city and state where the Trustee's principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

     "Chevron" means Chevron Corporation, a Delaware corporation.

     "Chevron Guarantee" means the guarantee of the obligations of the Initial Charterer under the Initial Charter given by Chevron dated ____________ 1, 1995.

     "Closing Date" means __________ 1, 1995.

     "Code" means the United States Internal Revenue Code of 1986 and the corresponding provisions of any successor statute.

     "Collateral" means (i) an assignment of the Initial Charter, (ii) a mortgage on the Vessel, (iii) an assignment of the earnings and insurances on the Vessel, (iv) an assignment of the Chevron Guarantee, (v) an assignment of the Management Agreement relating to the Vessel, (vi) an assignment of the Purchase Agreement, (vii) the pledge of the shares of the Owner by Owner's shareholder and (viii) a blanket security interest on all of the assets of the Owner now existing or hereafter created, together with all income and proceeds thereof.

     "Collateral Trust Agreement" means the collateral trust agreement, dated as of the date hereof, among the Lender, the Collateral Trustee and the Trustee.

     "Collateral Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as indenture trustee under the Collateral Trust Agreement.

     "Commencement Date" means the date on which the Vessel is accepted by the Initial Charterer under the Initial Charter.

     "Compulsory Acquisition" means requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire), capture, seizure, detention or confiscation of the Vessel by any other government or by Persons acting or purporting to act on behalf of any government or governmental authority.

     "Default Period" means the period commencing the date any payment hereunder was due to but not including the date such payment is paid in full.

     "Default Rate" means a rate per annum for each day during the Default Period until such payment shall be paid in full equal to 1.50% above LIBOR at the commencement of such period.

     "Event of Default" means an Event of Default under Section 6.01 of the Loan Agreement.

     "First Principal Payment Date" means ______________________, the Payment Date immediately succeeding the Payment Date on which the Serial Loans are paid in full.

     "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Collateral or to the execution, delivery or performance of the Loan Agreement or any Security Document.

     "Governmental Authority" means the federal government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Owner or operation of the Vessels.

     "Holder" means the Person in whose name a Security is registered in the related securities register.

     "Indentures" means the Indenture, dated as of _______ 1, 1995 between the Owner and the Trustee pursuant to which the Term Mortgage Notes will be issued and the Indenture, dated as of _______ 1, 1995 between the Lender and the Trustee pursuant to which the Serial Mortgage Notes will be issued.

     "Initial Charter" means with respect to each Vessel, the Bareboat Charter, dated _________, between the Initial Charterer and the Owner.

     "Initial Charterer" means Chevron Transport Corporation, a Liberian corporation.

     "Interest Rate" shall have the meaning assigned to such term in Section
2.02 of the Loan Agreement.

     "Issue of One Debenture" means each Issue of One Debenture between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Lender a security interest in all of its assets.

     "Law" means any statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

     "Lender" means California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware, together with its successors and assigns.

     "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a one-month period which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, LIBOR will be calculated as the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective ratio per annum at which deposits in dollars for a one month period are offered to each of three reference banks in the London interbank market at approximately 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. Each of the Initial Charterer and the Collateral Trustee (as assignee of the Owner) will select a reference bank and the third reference bank will be selected by the Initial Charterer and the Collateral Trustee together or, failing agreement, by the previously selected reference banks together.

     "Lien" means any mortgage, lien (statutory or other), charge, pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Loan Agreement, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Loan Agreement" means this Term Loan Agreement, dated as of ________ __, 1995, between the Owner and the Lender.

     "Loan Agreements" means, collectively, this Loan Agreement and the Serial Loan Agreement, dated the date hereof, between the Owner and the Lender wherein the Lender makes the Serial Loans to the Owners.

     "London Banking Day" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

     "Loss Date" means the date which is 90 days after the occurrence of a Total Loss of the Vessel.

     "Management Agreement" means the agreement, dated the Closing Date, among the Owner, the Manager and the Technical Adviser.

     "Manager" means the Person performing the duties of the Manager under the Management Agreement, initially P.D. Gram & Co. ans.

     "Mortgage" means, with respect to the Vessel, the first preferred ship mortgages on the Vessel granted by the Owner to the Lender, as amended from time to time in accordance with the terms of such Mortgage.

     "Optional Termination Date" means the [8th, 10th, 12th or 14th] [9th, 11th, 13th or 15th] [10th, 12th, 14th or 16th] [11th, 13th or 15th] anniversary of the Commencement Date.

     "Other Owners" means Calpetro Tankers (Bahamas II) Limited, Calpetro Tankers (Bahamas III) Limited and Calpetro Tankers (IOM) Limited.

     "Other Loans" means each of the loans from California Petroleum Transport Corporation to each of the Other Owners made on the Closing Date, having an aggregate initial principal amount of $__________.

     "Owner" means CalPetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of the Bahamas.

     "Payment Date" means each ________ and ______________ commencing ___________ 1995.

     "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

     "Purchase Agreement" means the Vessel Purchase Agreement, dated as of _________________, between the Owner and the Initial Charterer wherein the Owner purchases the Vessel from the Initial Charterer.

     "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Rating Group and Duff & Phelps Credit Rating Co.

     "Recurring Fees and Taxes" means any registration fees and tonnage taxes necessary to maintain the documentation of the Vessel under the laws of the registry or port of documentation of the Vessel, any periodic fees necessary to maintain the corporate status of the Owner, any filing or other fees necessary to maintain the status of the Owner as a reporting company under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and to comply with any covenants of the Owner under the Mortgage, any fees and expenses (including the cost of insurance required by the Mortgage and not maintained by the charterer under the charter to which such Vessel is then subject) necessary to comply with any covenants under the Mortgage, any other fees and expenses contemplated to be paid pursuant to the Management Agreement which the Manager certifies to the Collateral Trustee are qualified to be paid thereunder and any accounting or other professional fees and other expenses, including any fees and expenses of the Rating Agencies, incurred in connection with the foregoing. In addition, Recurring Fees and Taxes will include the Owner's pro rata portion of the fees and expenses, including any accounting, administrative or other professional fees, necessary to maintain the registration of the Notes under the United States Securities Act of 1933, as amended to maintain the corporate status of the Lender and the status of the Lender as a reporting company (if necessary) under the Exchange Act, to pay any facilitation or management fees and to comply with any covenants under the Indentures or the Collateral Agreement.

     "Registration Jurisdiction" means the jurisdiction in which the Vessel is or will be registered.

     "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and, any Law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Owner or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Owner (other than dividends or distributions payable solely in Capital Stock or in options, warrants or other rights to purchase Capital Stock, (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Owner and (iii) the making of any loans or advances to any Affiliate of the Owner.

     "Securities" means, collectively, the Term Mortgage Notes and the Serial Mortgage Notes.

     "Security Documents" means the Loan Agreement, the Mortgage, the Assignment of Charter, the Assignment of Earnings and Insurances, the Assignment of Guarantee, the Assignment of Management Agreement and the Issue of One Debenture, collectively.

     "Serial Loans" shall have the meaning assigned to such term in the Preliminary Statement of this Loan Agreement.

     "Serial Mortgage Notes" means the Serial First Preferred Term Mortgage Notes which will mature serially from _____________, 1996 to _____________, 2006 in the initial aggregate amount of $167,500,000 issued by the Lender concurrently with the issuance of the Term Mortgage Notes.

     "Technical Adviser" means the person performing the duties of the Technical Adviser under the Management Agreement, initially Barber Ship Management Group.

     "Term Loan" shall have the meaning assigned to such term in the Preliminary Statement of this Loan Agreement.

     "Term Mortgage Notes" means __% First Preferred Mortgage Notes Due 2015 in the initial aggregate amount of $117,900,000 issued by the Lender concurrently with the issuance of the Serial Mortgage Notes.

     "Termination Date" means the date on which the Initial Charter is terminated by the Initial Charterer pursuant to the terms thereof.

     "Termination Payment" means the payment made by the Initial Charterer pursuant to the Initial Charter in the event the Initial Charterer elects to terminate the Initial Charter on any Optional Termination Date.

     "Total Loss" means either (a) an actual or constructive or compromised or arranged total loss of the Vessel, (b) a Compulsory Acquisition of the Vessel or
(c) if so declared by the Initial Charterer at any time and in its sole discretion a requisition for hire of the Vessel for a period in excess of 180 days.

     "Total Loss Proceeds" means all compensation, damages and other payments (including insurance proceeds other than certain liability insurance proceeds) received by the Trustee from any Person, including any governmental authority, with respect to or in connection with a Total Loss.

     "Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as indenture trustee under the Indentures.

     "Vessel" shall have the meaning assigned to such term in the Preliminary Statement of this Loan Agreement.